UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 2, 2007
VERIFONE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32465 (Commission File Number)	04-3692546 (IRS Employer Identification No.)
2099 Gateway Place, Suite 600
San Jose, CA 95110
(Address of principal executive offices with zip code)
(408) 232-7800
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
Exhibit 10.1

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
     On August 2, 2007, VeriFone Holdings, Inc. (the “Company”) entered into a Confidential Separation Agreement (the “Agreement”) with William G. Atkinson, the Company’s former Executive Vice President, Payment Systems. The Agreement is effective as of Mr. Atkinson’s July 18, 2007 separation date. The material terms of the Agreement include the following:
1. Covenants.
     Mr. Atkinson has agreed, among other things: (i) to refrain from directly or indirectly participating in the business or management of, investing in, contributing capital to or raising capital for any person, including certain named companies, that is engaged in any business that designs, develops, manufactures, markets or sells point-of-sale payment hardware, software or services, including any credit/debit card payment solution and related support services; (ii) to refrain from soliciting employees, clients, customers, vendors, consultants or agents of the Company through July 18, 2009; (iii) to perform limited consulting services upon the Company’s reasonable request and to cooperate with the Company in relation to actual or potential litigation, or other real or potential disputes; and (iv) to refrain from directly or indirectly divulging any of the Company’s confidential information.
2. Mutual Covenants.
     The Company and Mr. Atkinson have each agreed to mutual releases for potential legal claims; and mutual covenants not to bring any legal action against one another with respect to any claim released in the Agreement or arising out of Mr. Atkinson’s employment with the Company or its affiliates.
3. Consideration.
     Subject to Mr. Atkinson’s compliance with terms of the Agreement, the Company has agreed to, among other things: (i) make severance payments to Mr. Atkinson of $300,000 payable through August 2008; (ii) pay Mr. Atkinson all his unpaid salary up to his date of separation and an amount of $50,000, representing Mr. Atkinson’s target cash bonus for the Company’s fiscal quarter ended July 31, 2007 and (iii) provide Mr. Atkinson with extended health benefits and outplacement services through July 18, 2008.
     In addition, on October 31, 2009, if Mr. Atkinson has complied with all of the terms of the Agreement, Mr. Atkinson will be entitled to exercise the unsold portion of his awards under the Company’s 2005 Employee Equity Incentive Plan and 2006 Equity Incentive Plan that would have vested through October 31, 2007.
     The foregoing description of the Agreement is qualified in its entirety by reference to the provisions of the Agreement attached as Exhibit 10.1 to this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
Exhibit 10.1	Confidential Separation Agreement, dated August 2, 2007, between the Company and William G. Atkinson

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERIFONE HOLDINGS, INC.
Date: August 3, 2007	By:	/s/ Barry Zwarenstein
		Name:	Barry Zwarenstein
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1	Confidential Separation Agreement, dated August 2, 2007, between the Company and William G. Atkinson